EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of the financial statements prepared by us in Items 6 and 8 of the IPET Holdings Annual Report on Form 10-K dated December 31, 2001 (the “Annual Report”) and to the use of our report dated March 14, 2002 in Item 8 of the Annual Report.

March 29, 2002

/s/ Stempek Associates